                                 AMENDMENT TO
                         ACCOUNTING SERVICES AGREEMENT

     This Amendment dated as of February 28, 1999, is entered into by STRATTON GROWTH FUND, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS SERVICES, INC. ("FPS").

     WHEREAS, the Company and FPS entered into an Accounting Services Agreement dated as of June 1, 1988, which agreement was assigned to Investor Services Group effective February 23, 1998 (as amended and supplemented, the "Agreement");

     WHEREAS, the Company and Investor Services Group wish to amend the Agreement to extend the term of the Agreement and revise certain schedules to the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. The Agreement shall continue in effect from March 1, 1999 for an initial period ending February 28, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, the Agreement shall automatically renew for successive terms of one year ("Renewal Terms") each, unless the Company or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days nor more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then-current Renewal Term.

     II. Schedule "B" to the Agreement shall be deleted and replaced with the attached Schedule "B", to be effective March 1, 1999.

     III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.



STRATTON GROWTH FUND, INC.          FIRST DATA INVESTOR SERVICES
                                    GROUP, INC.



By: __________________________      By: _____________________________
   James W. Stratton                    Kenneth J. Kempf
   Chairman                             Senior Vice President

                                                            Schedule "B"
                                                            ============

                                 Fee Schedule
                                      For
                          Stratton Growth Fund, Inc.


Fees Related to Fund Accounting and Portfolio Valuation

    A. Annual Fee Schedule: U.S. Dollar Denominated Securities only (1/12th
       --------------------
       payable monthly)

       $25,000 minimum per fund, plus
        .0002  On the first   $100 million of Combined Funds' Average Net Assets
        .0001    Over         $100 million of Combined Funds' Average Net Assets



    B. Pricing Services Quotation Fee
       ------------------------------

       Specific costs will be identified based upon options selected by the client and will be billed monthly.

       FPS does not currently pass along charges for U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

         ---------------------------------------------------------------------------------------------------
                                                               Muller Data      Interactive      J.J. Kenny
         Security Types                                           Corp.*         Data Corp.*      Co., Inc.*
         ---------------------------------------------------------------------------------------------------
         Government Bonds                                          $ .50           $ .50          $.25 (a)
         ---------------------------------------------------------------------------------------------------
         Mortgage-Backed (evaluated, seasoned, closing)              .50             .50           .25 (a)
         ---------------------------------------------------------------------------------------------------
         Corporate Bonds (short and long term)                       .50             .50           .25 (a)
         ---------------------------------------------------------------------------------------------------
         U.S. Municipal Bonds (short and long term)                  .55             .80           .50 (b)
         ---------------------------------------------------------------------------------------------------
         CMO's/ARM's/ABS                                            1.00             .80          1.00 (a)
         ---------------------------------------------------------------------------------------------------
         Convertible Bonds                                           .50             .50          1.00 (a)
         ---------------------------------------------------------------------------------------------------
         High Yield Bonds                                            .50             .50          1.00 (a)
         ---------------------------------------------------------------------------------------------------
         Mortgage-Backed Factors (per Issue per Month)              1.00             n/a            n/a
         ---------------------------------------------------------------------------------------------------
         U.S. Equities                                               (d)             .15            n/a
         ---------------------------------------------------------------------------------------------------
         U.S. Options                                                n/a             .15            n/a
         ---------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------
                                                              Muller Data       Interactive      J.J. Kenny
         Security Types                                           Corp.*         Data Corp.*      Co., Inc.*
         ---------------------------------------------------------------------------------------------------
         Domestic Dividends & Capital Changes
         (per Issue per Month)                                     (d)               3.50           n/a
         ---------------------------------------------------------------------------------------------------
         Foreign Securities                                        .50                .50           n/a
         ---------------------------------------------------------------------------------------------------
         Foreign Securities Dividends & Capital Changes
         (per Issue per Month)                                    2.00               4.00           n/a
         ---------------------------------------------------------------------------------------------------
         Set-up Fees                                               n/a              n/a (e)       .25 (c)
         ---------------------------------------------------------------------------------------------------
         All Added Items                                           n/a                n/a         .25 (c)
         ---------------------------------------------------------------------------------------------------

         * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.


            (a)  $35.00 per day minimum
            (b)  $25.00 per day minimum
            (c)  $ 1.00, if no cusip
            (d)  Currently at no additional cost to FPS clients
            (e) Interactive Data also charges monthly transmission costs and disk storage charges.

         A) Futures and Currency Forward Contracts  $2.00 per Issue per Day

         B) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable) *Based on current vendor costs, subject to change.

            Specific costs will be identified based upon options selected by the client and will be billed monthly.

         C) Reuters, Inc.*
                *Based on current vendor costs, subject to change.

            FPS does not currently pass along charges for domestic security prices supplied by Reuters, Inc.

         D) Municipal Market Data*  (if applicable)
                *Based on current vendor costs, subject to change.

            Specific costs will be identified based upon options selected by the client and will be billed monthly.

C.       SEC Yield Calculation: (if applicable)
         ---------------------
         Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).


Out-of-Pocket Expenses

The Company shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

      .  Postage - direct pass through to the Fund
      . Telephone and telecommunication costs, including all lease, maintenance and line costs
      .  Shipping, Certified and Overnight mail and insurance
      . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
      .  Duplicating services
      .  Courier services
      .  Overtime, as approved by the Company
      .  Temporary staff, as approved by the Company
      .  Travel and entertainment, as approved by the Company
      . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
      .  Third party audit reviews
      .  Insurance
      .  Pricing services (or other services used to determine Fund NAV)
      .  Vendor pricing comparison
      .  EDGAR filing fees
      . Such other expenses as are agreed to by Investor Services Group and the Company

      The Company agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Company will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Company and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.


Miscellaneous Charges

The Company shall be charged for the following products and services as applicable:

      .  Ad hoc reports
      .  Ad hoc SQL time
      .  Manual Pricing
      .  Materials for Rule 15c-3 Presentations

      .  COLD Storage
      .  Digital Recording
      .  Microfiche/microfilm production
      .  Magnetic media tapes and freight
      . Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments

After the one year anniversary of the effective date of this Amendment, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date of the Amendment absent a prior such adjustment).